Exhibit 13

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

     The certification set forth below is being submitted in connection with the Annual Report of Canon Inc. on Form 20-F for the year ended December 31, 2004 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Fujio Mitarai, President and Chief Executive Officer of Canon Inc. and Toshizo Tanaka, Senior Managing Director, Group Executive of Finance and Accounting Headquarters of Canon Inc., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Canon Inc. and its subsidiaries.

Name: /s/ Fujio Mitarai
Fujio Mitarai
President and Chief Executive Officer
June 13, 2005

Name: /s/ Toshizo Tanaka
Toshizo Tanaka
Senior Managing Director,
Group Executive of Finance
and Accounting Headquarters
June 13, 2005